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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent

The Board of Directors
Keane, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-68566; 333-62666; 333-56752; 333-62759; 333-61741; 333-56119;
333-16113; 033-52756; 033-52760; 033-52758; 033-52762; 033-38360; 033-38361;
033-16187; 033-16188; 033-00176; 033-00175; 002-91931; 002-89418; 002-87193;
002-76657) on Forms S-8 and S-3 of Keane, Inc. of our reports dated January 29, 2001, with respect to the consolidated balance sheets of Metro Information Services, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, which reports appear in the Form 8-K/A of Keane, Inc. filed on February 15, 2002.

                                        /s/ KPMG LLP



Norfolk, Virginia
February 11, 2002